Exhibit 10.6

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                    PIEDMONT AVIATION COMPONENT SERVICES LLC

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                            REVOLVING LOAN AGREEMENT

                                  JULY 6, 2005

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                                 USD $6,000,000

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                                 BANK LEUMI USA

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                    PIEDMONT AVIATION COMPONENT SERVICES LLC

                                 BANK LEUMI USA

                            REVOLVING LOAN AGREEMENT

                                  JULY 6, 2005

                                 USD $6,000,000

                                      INDEX
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DOCUMENT                                                                     TAB
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Revolving Loan Agreement between Borrower and Bank .......................     1
Revolving Loan Note issued by Borrower to Bank ...........................     2
Guaranty, from Parent Guarantor to Bank ..................................     3
Security Agreement, granted by Borrower and Guarantor to Bank ............     4
Subordination Agreement by TAT ...........................................     5
   With Loan Agreement evidencing subordinated Debt as Exhibit A
Comfort Letter from TAT ..................................................     6
UCC-1 Financing Statements ...............................................     7
Post Closing UCC Searches ................................................     8
Initial Borrowing Base Certificate .......................................     9
Closing Certificate from Borrower to Bank ................................    10
Certified copies of Articles of Organization of Borrower .................    11
Certification by Borrower Including Amended Operating Agreement ..........    12
   and evidence of Authority of Shaul Menachem
Resolution by Limco (as sole member) of Borrower .........................    13
Resolution by Limco authorizing loan transaction .........................    14
Letters authorizing profiling of UCC-1 Financing Statements ..............    15
Certified copies of Articles of Incorporation of Limco ...................    16
Legal Opinion of Borrower's Counsel to Bank, dated as of June 29, 2005 ...    17
Letter of Borrower's Counsel to Bank in respect of closing conditions ....    18
Membership Interest Purchase Agreement ...................................    19

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                                 BANK LEUMI USA

                            REVOLVING LOAN AGREEMENT

                   PIEDMONT AVIATION COMPONENT SERVICES, LLC
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This Revolving Loan Agreement, dated as of July 6, 2005, is entered into by and between Piedmont Aviation Component Services, LLC, a North Carolina limited liability company (hereinafter, the "Borrower"), and Bank Leumi USA (hereinafter, the "Bank"). For good and valuable consideration, intending to be legally bound, the parties hereto agree as follows:

                             ARTICLE 1. DEFINITIONS

      1.01 DEFINED TERMS. The following terms, when used within this Agreement, shall have the meanings set forth below.

      "ACCOUNTS" has the meaning ascribed to such term in the UCC.

      "ACCOUNT DEBTOR" means any Person who is obligated on an Account.

      "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote five percent (5%) or more of the securities having ordinary voting power for the election of directors (or similar governing body) of such Person, or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

      "AGREED LIBOR RATE" has the meaning assigned to such term in Section 3.02(a) hereof.

      "AGREEMENT" means this Loan Agreement, as amended, supplemented or otherwise modified from time to time.

      "ANTI-TERRORISM LAWS" means any Requirement of Law relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, any Requirement of Law comprising or implementing the Bank Secrecy Act, and any Requirement of Law administered by OFAC.

      "BANK'S PARENT" means Bank Leumi le-Israel B.M., an Israeli corporation.

      "BLOCKED PERSON" means any Person: (i) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions

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of, Executive Order No. 13224; (iii) a Person with which the Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
(iv) a Person that commits, threatens or conspires to commit or supports "terrorism" as defined in Executive Order No. 13224; or (v) a Person that is named a "specially designated national" or "blocked person" on the most current list published by OFAC or other similar list.

      "BORROWING BASE" means an amount equal to the sum of (i) 80% of Eligible Accounts and (ii) 30% of Spare Parts Inventory up to a maximum amount of $2,500,000.

      "BORROWING BASE CERTIFICATE" means a Certificate executed by the Borrower and the Guarantor and delivered to the Bank in substantially the form of EXHIBIT A annexed hereto.

      "BORROWING DATE" means the Business Day on which the Bank makes a Revolving Loan to the Borrower hereunder.

      "BORROWING NOTICE" means a loan request of the Borrower in substantially the form of EXHIBIT B hereto.

      "BUSINESS DAY" means a day during which banks and foreign exchange markets in New York City and London are open for business of the nature required for the implementation or administration of this Agreement.

      "CAPITAL STOCK" means any and all shares, interests, participation or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation and including the membership interests in a limited liability company) and any and all warrants or options to purchase any of the foregoing.

      "CAPITALIZED RENTALS" means, in respect of the Guarantor and its consolidated subsidiaries (if any) and as of the date of any determination thereof the amount at which the aggregate present value of future rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated or combined balance sheet of such Person and determined in accordance with GAAP.

      "CLOSING DATE" means the Business Day on which all of the conditions in
Section 4.01 hereof have been satisfied (or waived in writing by the Bank).

      "CODE" means the Internal Revenue Code of 1986, as amended from time to time, together with the regulations thereunder.

      "COLLATERAL" has the meaning assigned to such term in the Security Agreement.

      "COMFORT LETTER" means the letter from TAT Technologies Ltd. in substantially the form of EXHIBIT C hereto.

      "CREDIT SUPPORT DOCUMENTS" means, collectively, all guarantees of payments (including the Guaranty), security agreements (including the Security Agreement), mortgages, pledges, letters of comfort, letters of support, payment undertakings, subordinations (including the Subordination), comfort letters (including the Comfort Letter) and similar agreements, in each case to the extent required to be delivered pursuant to Section 4.01 hereof, together with all other agreements, financing statements, documents and certificates delivered in connection therewith, each as amended, supplemented or otherwise modified from time to time.

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      "DEFAULT" means any of the events specified in Section 7.01 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

      "DEFAULT RATE" means, for any day, a rate per annum equal to the sum of
(i) 2% PLUS (ii) the applicable Agreed LIBOR Rate or the Reference Rate in effect from time to time.

      "DOLLARS", "USD" and "$" means dollars in the legal tender of the United States of America.

      "EBITDA" means, with respect to the Guarantor and its consolidated subsidiaries (if any) for any specified period, the total (in each case determined in accordance with GAAP and without duplication) of (i) net income (or loss) for such period, PLUS (ii) only to the extent deducted in computing net income (or loss), the sum of (A) income tax expense of such Person, (B) interest expense of such Person, (C) depreciation and amortization expense of such Person and (D) any extraordinary, unusual or non-recurring losses, MINUS
(iii) to the extent added in computing net income (or loss), the sum of (x) any interest income for such period and (y) any extraordinary, unusual or non-recurring gains.

      "ELIGIBLE ACCOUNTS" means those Accounts created by the Borrower or the Guarantor in the ordinary course of business, that arise out of its sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; PROVIDED, HOWEVER, that such criteria may be revised from time to time by the Bank in the Bank's sole and absolute discretion to address the results of any audit performed by the Bank from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following:

            (a) Accounts that the Account Debtor has failed to pay within 90 days of original invoice date,

            (b) Accounts owed by an Account Debtor (or its Affiliates) where 25% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

            (c) Accounts with respect to which the Account Debtor is an Affiliate of the Borrower or the Guarantor or an employee or agent of the Borrower or the Guarantor or any Affiliate of the Borrower or the Guarantor,

            (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

            (e) Accounts that are not payable in Dollars,

            (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or

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sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to the Bank (as to form, substance, and issuer or domestic confirming bank) that has been delivered to the Bank and is directly drawable by the Bank, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the Bank,

            (g) Accounts with respect to which the Account Debtor is either
(i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of the Bank, with the Assignment of Claims Act, 31 USC Section 3727), or (ii) any state of the United States,

            (h) Accounts with respect to which the Account Debtor is a creditor of the Borrower or the Guarantor, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute,

            (i) Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 10% (such percentage, as applied to a particular Account Debtor, being subject to reduction by the Bank in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by the Bank based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit; provided further, the concentration percentage with respect to Pace Corp. (and its Affiliates) and Fokker Inc. (and its Affiliates) shall each be 20%,

            (j) Accounts with respect to which the Account Debtor is subject to an insolvency proceeding, is not solvent, has gone out of business, or as to which a Borrower has received notice of an imminent insolvency proceeding or a material impairment of the financial condition of such Account Debtor,

            (k) Accounts with respect to which the Account Debtor is located in a state or jurisdiction (e.g., New Jersey, Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the applicable Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that the applicable Borrower may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by the Bank to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account,

            (l) Accounts, the collection of which, the Bank, in its sole and absolute discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

            (m) Accounts that are not subject to a valid and perfected first priority the security interest in favor of the Bank,

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            (n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have either (A) not been performed and billed to the Account Debtor, (B) been billed to the Account Debtor but not performed by the Borrower or the Guarantor, as applicable (but only to the extent of the non-performance by Borrower or Guarantor), or (C) been performed by the Borrower or Guarantor but not yet billed to the Account Debtor, or

            (o) Accounts with respect to which the performance by the Borrower or the Guarantor has been bonded by a third party (but only to the extent of the bonding obligations incurred by such third party).

      "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any hazardous material or to health and safety matters.

      "EVENT OF DEFAULT" means any of the events specified in Section 7.01 hereof, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

      "FIXED CHARGES" means, with respect to the Guarantor and its consolidated subsidiaries (if any) for any specified period, the sum of the following (in each case determined in accordance with GAAP without duplication): (i) all regularly scheduled payments of principal of Indebtedness of such Person for such period, plus (ii) all interest expense payable in cash for such period (whether or not actually paid), plus (iii) income taxes paid in cash for such period, plus (iv) Capital Expenditures incurred during such period.

      "FIXED CHARGE COVERAGE RATIO" means, as at any date of determination thereof, the ratio of (i) EBITDA for the four (4) consecutive fiscal quarters of the Guarantor ending on, or most recently ended prior to, such date of determination, to (ii) the Fixed Charges for the same period of four (4) consecutive fiscal quarters.

      "FUNDED DEBT" means, in respect of the Guarantor and its consolidated subsidiaries (if any): (i) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), excluding all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Indebtedness, if the obligation to make such payments shall constitute a current liability of the obligor under GAAP, and (ii) all Capitalized Rentals.

      "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time (as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entities as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination).

      "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or

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                                      - 6 -

administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.

      "GUARANTOR" means Limco-Airepair, Inc., an Oklahoma corporation.

      "GUARANTY" means a guaranty from the Guarantor in favor of the Bank, dated as of the Closing Date, as amended, supplemented or modified from time to time.

      "INDEBTEDNESS" means all items of indebtedness of any Person which, in accordance with GAAP, would be deemed a liability of such Person as of the date such indebtedness is to be determined and shall also include all indebtedness and liabilities of others assumed or guaranteed or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness, to supply or advance sums, or otherwise.

      "INDEMNITY AMOUNT" means any amount paid by the Bank to Webster Business Credit Corporation ("Webster") pursuant to and under the letter agreement of even date herewith between Webster, the Bank and the Borrower and annexed hereto as Exhibit D.

      "INTEREST PERIOD" means, with respect to any LIBOR Loan, a period of three months. The first Interest Period for any LIBOR Loan shall begin on the Borrowing Date and end on the respective last Business Day(s) of the period(s) chosen therefor. If any Interest Period should otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day). Notwithstanding anything in the foregoing or otherwise in this Agreement to the contrary, (i) no Interest Period may end after the Termination Date; and (ii) no Interest Period may commence before and end after any scheduled repayment date of such LIBOR Loan unless, after giving effect thereto, the principal amount any LIBOR Loans having Interest Periods that end after such repayment date shall be equal to or less than the principal amount of such LIBOR Loan of the same type scheduled to be outstanding after giving effect to the payments of principal required to be made on such repayment date.

      "LIBOR LOAN" means any Revolving Loan (or any portion hereof) that bears interest at the Agreed LIBOR Rate.

      "LIBOR RATE" means, relative to any Interest Period for Revolving Loans made pursuant to this Agreement and which bear interest at the "LIBOR Rate (Reserve Adjusted)" (i) the rate quoted by the British Bankers Association in London as its "LIBOR" rate for Dollar deposits at or about 11 a.m., London time, on the second Business Day prior to the commencement of the Interest Period; provided, however, that if the Bank adopts generally in its business a different rate quoting system or service for obtaining the rate of interest commonly known as "LIBOR" for Dollar deposits, then upon giving prompt notice to the Borrower such alternative rate quoting system or service shall be utilized for determining "LIBOR" in lieu of the rate quoted by the British Bankers Association, and (ii) if the rate may not be determined by the Bank as provided in the preceding clause (i) for any reason, as determined by the Bank in its reasonable judgment, then the rate equal to the rate of interest per annum determined by the Bank to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum at which Dollar deposits in the approximate amount of such Interest Period would be offered to the Bank

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                                      - 7 -

in the London Interbank market as its request at approximately 11 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

      "LIBOR RESERVE PERCENTAGE" means, relative to any Interest Period for Revolving Loans hereunder, the percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to the Bank) under regulations issued from time to time by the Federal Reserve System Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve System Board).

      "LIBOR RATE (RESERVE ADJUSTED)" means, relative to any Revolving Loan to be made or continued hereunder for any Interest Period, the rate of interest per annum (rounded upwards to the next 1/16th of 1%) determined by the Bank as follows:

                                                   LIBOR Rate
      Libor Rate (Reserve Adjusted)  =  ---------------------------------
                                          1.0 - LIBOR Reserve Percentage

      "LOAN DOCUMENTS" means, collectively, this Agreement, the Revolving Loan Note and the Credit Support Documents.

      "SECURITY AGREEMENT" means a security agreement granted by the Borrower and the Guarantor in favor of the Bank, dated as of the Closing Date, as amended, supplemented or modified from time to time.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower or the Guarantor, (ii) the ability of the Borrower or the Guarantor to perform their respective obligations under any of the Loan Documents to which either of them is a party, or (iii) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Bank hereunder or thereunder.

      "NET PROFIT" means, in respect of the Guarantor and its consolidated subsidiaries (if any) and in respect of any fiscal period, the net income of such Person computed in accordance with GAAP and as such item is reported from time to time on such Person's statement of income and retained earnings after deduction for payment of all taxes.

      "OBLIGATIONS" means the unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Revolving Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Revolving Loan Note, and all other obligations and liabilities of the Borrower to the Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, arising under, out of, or in connection with, this Agreement, the Revolving Loan Note and any other Loan Document and any other document or instrument made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses

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                                      - 8 -

(including, without limitation, ail fees and disbursements of counsel to the Bank, that are required to be paid by the Borrower pursuant to the terms of this Agreement) or otherwise.

      "PERMITTED LIEN" has the meaning assigned to such term in Section 6.02(a) hereof.

      "PERSON" means an individual, partnership, corporation, business trust, Limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture, Governmental Authority, or other entity of whatever nature.

      "REFERENCE RATE" means, for any day, a rate per annum which shall be the rate of interest designated by the Bank in effect from time to time as its "Reference Rate", adjusted when said Reference Rate changes (such Reference Rate may not necessarily represent the lowest rate of interest charged by the Bank to customers).

      "REFERENCE RATE LOAN" means any Revolving Loan (or any portion hereof) that bears interest at the Reference Rate.

      "REQUIREMENT OF LAW" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or any option, warrant or other right to acquire any such Capital Stock.

      "REVOLVING LOANS" has the meaning assigned to such term in Section 2.01 hereof.

      "REVOLVING LOAN COMMITMENT" means the commitment of the Bank to make Revolving Loans under this Agreement in an aggregate principal amount of the lesser of (i) $6,000,000, as such amount may be reduced from time to time pursuant to section. 2.07, or (ii) the Borrowing Base.

      "REVOLVING LOAN COMMITMENT PERIOD" means the period from (and including) the Closing Date to (but excluding) the Termination Date.

      "REVOLVING LOAN NOTE" has the meaning defined in Section 2.04 hereof.

      "SPARE PARTS INVENTORY" means the inventory of spare parts owned by the Borrower and reported to the Bank on each Borrowing Base Certificate.

      "SUBORDINATION" means the Subordination Agreement and Assignment to be executed and delivered by TAT Technologies Ltd. to the Bank by the Closing Date, as amended, supplemented or modified from time to time.

      "TERMINATION DATE" means July 1, 2007 or such earlier date on which the Revolving Loan Commitment shall terminate as provided herein.

      "UCC" means the Uniform Commercial Code, as in effect in any applicable jurisdiction.

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                                      - 9 -

      1.02. ACCOUNTING TERMS. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP.

      1.03. OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

      (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified.

      (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                         ARTICLE 2. THE REVOLVING LOANS

      2.01 AGREEMENT TO MAKE THE REVOLVING LOANS. Subject to the terms and conditions of this Agreement, the Bank hereby agrees to make revolving loans (each a "Revolving Loan" and collectively the "Revolving Loans") to the Borrower during the Revolving Loan Commitment Period in an aggregate principal amount of up to, but not exceeding, the Revolving Loan Commitment. During the Revolving Loan Commitment Period, the Borrower may borrow, repay and reborrow the Revolving Loans, all as provided in this Agreement.

      2.02 PROCEDURES FOR BORROWING. (a) Whenever the Borrower desires that the Bank make a Revolving Loan hereunder, the Borrower shall give the Bank a Borrowing Notice (which shall have been completed, as appropriate, executed by a duly authorized officer of the Borrower and, upon delivery thereof to the Bank, shall be deemed irrevocable and binding on the Borrower), not later than 12:00 noon, New York time, at least three (3) Business Days prior to the proposed Borrowing Date, specifying the proposed Borrowing Date and the amount of the Revolving Loan requested to be borrowed in minimum amounts of $1,000,000 or in multiples of $500,000 in excess thereof. The giving of each Borrowing Notice by the Borrower shall be deemed a representation and warranty by the Borrower that the applicable conditions set forth in Sections 4.01 and 4.02 hereof are satisfied as of the date of such Borrowing Notice.

      (b) Notwithstanding Section 2.02(a) to the contrary, in the event that any interest on the Revolving Loans is not paid when due, without effecting any of the rights and remedies of the Bank hereunder, the Bank may without prior notice to or consent of the Borrower, make a Revolving Loan (which shall be a Reference Rate Loan) at any time during the Revolving Loan Commitment Period in an amount up to such interest which is due.

      (c) Notwithstanding Section 2.02(a) or any other provision of any Loan Document to the contrary, in the event that the Bank shall pay any Indemnity Amount, without effecting any of the rights and remedies of the Bank hereunder, the amount of such payment shall automatically be deemed to be a Revolving Loan (which shall be a Reference Rate Loan).

      2.03 PURPOSE. Except to the extent that Bank shall otherwise permit, the proceeds of the Revolving Loans may be used by the Borrower only for working capital and, within that limitation, applied only to proper company purposes.

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                                     - 10 -

      2.04 REVOLVING LOAN NOTE. The Revolving Loans shall be evidenced by a single promissory note (the "Revolving Loan Note") in the face amount of $6,000,000 and in the form of Exhibit E hereto, dated the date of this Agreement, duly completed and executed by the Borrower; provided further that the balance outstanding of the Revolving Loans shall be evidenced by the Bank's records, which shall be conclusive, absent manifest error.

      2.05 REPAYMENT OF REVOLVING LOANS. No payments of the outstanding principal of the Revolving Loans are scheduled to be made until July 1, 2007, at which time the entire outstanding principal of the Revolving Loans (together with all interest thereon) shall be paid in full.

      2.06 PAYMENTS OF REVOLVING LOANS.

      (a) The Borrower may prepay all or part of the Revolving Loans from time to time subject to the following conditions: (i) each partial prepayment shall be at least equal to $1,000,000 or in multiples of $500,000 in excess thereof;
(ii) the Borrower shall give the Bank notice of such prepayment at least five
(5) Business Days prior to the date of such prepayment; and (iii) if the prepayment is made on a day other than the last day of an Interest Period, the Borrower shall pay to the Bank an amount necessary to compensate the Bank for any losses, costs and expense described in Section 3.09 hereof, and such payment shall be made concurrently with such prepayment.

      (b) If at any time either the Revolving Loan Commitment or the Borrowing Base shall be less than the outstanding aggregate principal amount of the Revolving Loans (including Revolving Loans made or deemed to have been made pursuant to Section 2.02(a) or (b), and if the Bank shall deliver a written demand to the Borrower to do so, the Borrower shall immediately prepay the principal of the Revolving Loans to the extent necessary so that the outstanding aggregate principal amount of the Revolving Loans shall not exceed the lesser of the Revolving Loan Commitment or the Borrowing Base.

      2.07 REDUCTION OR TERMINATION OF REVOLVING LOAN COMMITMENT.

      (a) The Borrower shall have the right to reduce or terminate the amount of unused Revolving Loan Commitment at any time or from time to time, provided that: (i) the Borrower shall give notice of each such reduction or termination to the Bank as provided in Subsection (c) of this Section section. 2.07; and
(ii) each partial reduction shall be in an aggregate amount at least equal to $500,000 and in multiples of $500,000 in excess thereof.

      (b) The Revolving Loan Commitment once reduced or terminated may not be reinstated.

      (c) Notices by the Borrower to the Bank of each reduction or termination of the Revolving Loan Commitment pursuant to this section. 2.07 shall be irrevocable and shall be effective only if received by the Bank not later than sixty (60) days prior thereto. Each such notice of reduction or termination shall specify the amount of the Revolving Loan Commitments to be reduced or terminated.

                ARTICLE 3. INTEREST, FEES AND OTHER COMPENSATION

      3.01 COMMITMENT FEE. The Borrower promises to pay to the Bank a commitment fee computed on the daily excess of the amount of the Revolving Loan Commitment without regard to the Borrowing Base limitation over the aggregate principal amount of all outstanding Revolving Loans for the period from (and including) the Closing Date to (but excluding) the Termination Date, at a rate per annum equal to one-fifth of one percent (0.20%) (the "Commitment Fee"). The Commitment Fee shall be payable in arrears on the last day of each consecutive calendar quarter and with a last payment on the Termination Date.

      3.02 INTEREST. Subject to Section 3.03 hereof, the Borrower shall pay interest on the Revolving Loans as follows:

      (a) Interest on any LIBOR Loan shall accrue at a rate of LIBOR Rate (Reserve Adjusted) plus one hundred thirty basis points (1.30%) per annum (the "Agreed LIBOR Rate"). The Borrower shall pay interest accrued on the LIBOR Loans on the last day of each Interest Period.

      (b) If applicable, interest on any Reference Rate Loan shall accrue at the Reference Rate. The Borrower shall pay interest so accrued on the first Business Day of each consecutive calendar month.

      (c) All interest on the Revolving Loans shall accrue based on the actual number of days elapsed and a year of 360 days.

      3.03 INTEREST AT THE DEFAULT RATE. If any amount due hereunder is not paid when due (whether on the original maturity date, by acceleration or otherwise), the Borrower hereby promises to pay interest to the Bank on such amount, upon demand therefor by the Bank, at a per-annum rate equal to the Default Rate from (and including) the date on which such amount was due to (but excluding) the date on which such amount is paid in full.

      3.04 RENEWAL OF INTEREST PERIOD; RESET OF LIBOR LOANS. The Interest Period of each LIBOR Loan shall be automatically renewed by the Bank for an additional Interest Period at the end of each preceding Interest Period. If the Borrower does not wish to renew any Interest Period of a LIBOR Loan, the Borrower must notify the Bank of this election, in writing, before 10:00 a.m., New York time, two Business Days before the end of such Interest Period for such LIBOR Loan. Once such notice has been given, it shall be definite and irrevocable. Notwithstanding the foregoing, an Interest Period were to extend beyond the final maturity date of the Revolving Loan Note, then interest on the Revolving Loan (or the applicable portion thereof) shall accrue at the Reference Rate.

      3.05 PAYMENTS. All amounts payable to the Bank herein shall be payable in Dollars and in currency drawn in immediately available funds no later than 1:00 p.m. New York time on the day on which such amounts are payable hereunder to a bank account designated by the Bank. Payments made to the Bank herein shall be applied FIRST against costs, expenses and indemnities due hereunder, SECOND against interest (if any) accrued at the rate specified in Section 3.03 hereof, THIRD against other interest due on the Revolving Loans, and FOURTH against the principal amount of the Revolving Loans then due.

      3.06 NO SETOFF OR COUNTERCLAIM. All sums payable by the Borrower hereunder shall be paid in full without setoff or counterclaim by reason of any claim the Borrower may have against the Bank.

      3.07 ILLEGALITY. Notwithstanding any other provisions hereof, if any Requirement of Law shall make it unlawful for the Bank to make, fund or maintain LIBOR Loans, the Bank shall promptly give notice of such circumstances to the Borrower. In such an event, (1) the commitment of the Bank to make LIBOR Loans, continue LIBOR Loans as LIBOR Loans or convert Reference Rate Loans to LIBOR Loans shall be immediately suspended and (2) the Bank's outstanding LIBOR Loans shall be converted automatically to Reference Rate Loans on the last day of the Interest Period thereof or at such earlier time as may be required by law. If any such conversion of the LIBOR Loans occurs on a day which is not the last day of the then current Interest Period, the Borrower shall pay to the Bank such amounts, if any, as may be required pursuant to Section 3.09 hereof.

      3.08 TAXES. All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes imposed on or measured by the net income of the Bank as a result of a present or former connection between the Bank and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any of the other Loan Documents). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Bank hereunder, the amounts so payable to the Bank shall be increased to the extent necessary to yield to the Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the Agreed Rate. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Bank, a certified copy of an original official receipt received by the Borrower showing payment thereof or other evidence of payment reasonably acceptable to the Bank. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence, in addition to any other remedy available to the Bank, the Borrower shall indemnify the Bank for any incremental taxes, interest or penalties that may become payable by the Bank as a result of any such failure. The agreements in this Section 3.08 shall survive the termination of this Agreement and the payment of the Obligations and all other amounts payable hereunder until the expiration of the statute of limitations relating to the applicable tax.

      3.09 COMPENSATION. The Borrower shall pay to the Bank promptly such amount or amounts as shall be sufficient to compensate it for any loss, cost or expense that the Bank determines is attributable to any payment, prepayment or conversion of any LIBOR Loan on a date other than the last day of the Interest Period therefor. The agreements in this Section 3.09 shall survive the termination of this Agreement and the payment of the Revolving Loans and all other amounts payable hereunder, and the Bank's determination of compensation hereunder shall, absent manifest error, be final, conclusive and binding on the Borrower. The Bank shall notify the Borrower of any event occurring after the date of this Agreement entitling the Borrower to compensation under this Section
3.09 as promptly as practicable, but in any event within 90 days, after the Bank obtains actual knowledge thereof. The Bank will furnish to the Borrower an officer's certificate setting forth (i) the events giving rise to such additional costs, (ii) the basis for determining and allocating such additional costs and (iii) the amount of each request by the Bank for compensation under this Section 3.09 (subject, however, to any limitations the Bank may require in respect of disclosure of confidential information relating to its capital structure), together with a statement that the determinations and allocations made in respect of the additional costs comply with the provisions of this Section 3.09, including as provided in the last proviso of this paragraph. Determinations and allocations by the Bank for purposes of this Section 3.09 of the effect of any lost, cost or expense, and of the amounts required to compensate the Bank under this Section 3.09, shall be conclusive absent manifest error.

                         ARTICLE 4. CONDITIONS PRECEDENT

      4.01 CONDITIONS PRECEDENT TO THIS AGREEMENT. The obligation of the Bank to enter into this Agreement is subject to the receipt by the Bank of the following documents, in form and substance satisfactory to the Bank and its counsel:

      (a) six signed copies of this Revolving Loan Agreement, duly executed and delivered by the Borrower;

      (b) the Revolving Loan Note duly completed, executed and delivered by the Borrower;

      (c) a certificate of a Director of the Borrower stating that the representations and warranties contained in Article 5 hereof are true and correct on the Closing Date as if made on and as of such date;

      (d) certified copies of the Articles of Organization and Amended Operating Agreement of the Borrower;

      (e) certified copies of the resolutions of the sole member of the Borrower authorizing the transactions contemplated hereunder or other proof of approval and authority in respect of the Borrower;

      (f) certified signature card showing all officers of the Borrower authorized to bind the Borrower under the Loan Documents;

      (g) the Security Agreement, duly executed and delivered by the Borrower and the Guarantor;

      (h) the Guaranty, duly executed and delivered by the Guarantor;

      (i) certified copies of the articles of incorporation and by-laws of the Guarantor;

      (j) certified copies of the resolutions of the Board of Directors of the Guarantor authorizing its guaranty of the transactions and obligations contemplated hereinafter or other proof of corporate authority;

      (k) certified signature card showing all officers of the Guarantor authorized to bind the Guarantor under the Loan Documents;

      (l) the Comfort Letter and the Subordination duly executed and delivered by TAT Technologies Ltd.

      (m) a good standing certificate from the jurisdiction of formation of the Guarantor and where it maintains its chief executive office;

      (n) legal opinion of the Borrower's counsel with respect to the Borrower and the transactions hereunder;

      (o) legal opinion of the Guarantor's counsel with respect to the Guarantor and its guaranty of the Obligations under the Loan Documents;

      (p) evidence satisfactory to the Bank that the Guarantor shall have consummated its purchase of all of the outstanding Capital Stock of the Borrower for cash.

      (q) any other documents that the Bank may reasonably require on or before the Closing Date.

      4.02 CONDITIONS PRECEDENT TO ALL REVOLVING LOANS. The obligation of the Bank to make any Revolving Loan hereunder is subject to the following conditions precedent:

      (a) with respect to any Revolving Loan made on the Closing Date, the Borrower shall have satisfied (or caused to be satisfied) all of the conditions precedent in Section 4.01 hereof;

      (b) with respect to any Revolving Loan, the Bank shall have received the most recent Borrowing Base Certificate required by Section 6.01 (h) hereof;

      (c) with respect to each Revolving Loan, the Bank shall have received a Borrowing Notice as required pursuant to Section 2.02 hereof; and

      (d) with respect to each Revolving Loan, immediately before and after giving effect to the making of each Revolving Loan (i) no Default hereunder shall have occurred and be continuing; and (ii) the representations and warranties made by the Borrower in this Agreement or in any other Loan Document shall be true in all respects (or, as to such representations and warranties which are not subject to a materiality qualification, in all material respects) on the specified Borrowing Date with the same force and effect as if made on and as of the specified Borrowing Date.

      (e) on each Borrowing Date, the security interest of the Bank in the Collateral shall be a perfected, first priority security interest.

                    ARTICLE 5. REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Bank as follows:

      5.01 ORGANIZATION, QUALIFICATION AND OWNERSHIP. The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of North Carolina.

      5.02 POWER AND AUTHORITY; COMPANY ACTION. The Borrower has full power and authority to incur the Obligations hereunder, to execute and deliver this Agreement and the other Loan Documents to which it is a party and to perform and observe the terms and conditions stated herein and therein. The management and (if necessary) the members of the Borrower have taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is a party.

      5.03 LOAN DOCUMENTS BINDING. This Agreement and each other Loan Document to which the Borrower is or will be a party have been (or on the Closing Date will be) duly executed and delivered on behalf of the Borrower, and this Agreement and each other Loan Document to which it is or will be a party constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      5.04 REGISTRATION AND APPROVALS. All approvals, licenses and authorizations of, and all filings and registrations with, any Governmental Authority necessary for the due execution, delivery, performance and/or enforceability of this Agreement and the other Loan Documents to which the Borrower is a party have been obtained and are in full force and effect.

      5.05 NO CONFLICT. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is a party and the payment of all sums payable hereunder (i) will not violate any statute, order, regulation, or other provision of law or any Governmental Authority directive having the force of law; (ii) will not contravene any provision of the articles of organization or operating agreement of the Borrower; (iii) will not result in the breach of any provision of, or in the imposition of any lien or encumbrance under, any agreement to which the Borrower is a party or by which it or any of its property is bound; and (iv) will not constitute a default or an event which with notice or lapse of time, or both, would constitute a default under any such agreement.

      5.06 ABSENCE OF DEFAULTS. Neither the Borrower nor the Guarantor is in default under any agreement, obligation or duty to which it is a party or by which it or any of its property is bound which could have a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing hereunder.

      5.07 LITIGATION. There are no pending or threatened legal actions, arbitrations or other proceedings against the Borrower, which, if adversely determined, could have a Material Adverse Effect, nor are there any pending or threatened proceedings as to unpaid or disputed tax liabilities of either the Borrower or the Guarantor.

      5.08 TAXES. The Borrower has filed all required tax returns, and all taxes, assessments and other such governmental charges due from the Borrower have been fully paid except for taxes which are being contested in good faith. The Borrower has established on its books reserves adequate for the payment of all federal, state and other income tax liabilities, including those being contested as aforesaid.

      5.09 COMPLIANCE WITH LAWS; ANTI-TERRORISM LAWS. (a) The Borrower is in compliance with the requirements of all applicable Laws, except for such Laws the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

      (b) None of the Borrower, any of its affiliates or any of its respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law,
(ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. The Borrower nor, to the knowledge of the Borrower, any of its affiliates or any of its respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

      5.10 FINANCIAL CONDITION. (a) The financial statements of the Borrower as at December 31, 2004, and the accompanying footnotes thereto for the fiscal year then ended, with (if applicable) the unqualified audit opinion thereon reported on by the Borrower's independent accountants, copies of which have heretofore been furnished to the Bank, are complete and correct and present fairly in all material respects the financial condition of the Borrower as at such date, and the results of its operations and cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved, except as approved by such accountants and as disclosed therein.

      (b) The unaudited balance sheet of the Borrower as at March 31, 2005 and the related unaudited statements of income and statement of cash flows and the accompanying footnotes thereto (if any) for the three-month period ended on such date, copies of which have heretofore been furnished to the Bank, are complete and correct and present fairly in all material respects the financial condition of the Borrower as at such date, and the results of its operations and cash flow for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with the Borrower's internal reporting procedures applied consistently throughout the periods involved, except as disclosed therein.

      5.12 ENVIRONMENTAL MATTERS. The Borrower has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization could not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and the Borrower is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith could not (either individually or in the aggregate) have a Material Adverse Effect.

                              ARTICLE 6. COVENANTS

      6.01 AFFIRMATIVE COVENANTS OF THE BORROWER AND THE GUARANTOR. So long as any of the Obligations shall remain unpaid and the Revolving Loan Commitment shall not have been terminated, each of the Borrower and the Guarantor hereby severally covenants and agrees with the Bank that it shall:

      (a) COMPANY EXISTENCE. Preserve and maintain its limited liability company existence and good standing in the jurisdiction of its formation, and (ii) qualify and remain qualified to do business and remain in good standing in each jurisdiction in which such qualification is required except where the failure to so qualify could not be expected to have a Material Adverse Effect.

      (b) MAINTENANCE OF FINANCIAL RECORDS. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all of its financial transactions.

      (c) MAINTENANCE OF PROPERTIES. Maintain, keep, and preserve all of its properties (tangible and intangible) necessary in the proper conduct of its business in reasonably good working order and condition, ordinary wear and tear excepted.

      (d) MAINTENANCE OF INSURANCE. Maintain insurance with financially sound and reputable insurers against losses or damages of the kinds customarily insured against by similar companies, including, but not limited to, Extended Fire Insurance, Business Interruption Insurance, Third Party Liability Insurance and Employer's Liability Insurance. The Extended Fire Insurance and Business Interruption Insurance, shall contain a lien clause thereunder in favor of the Bank. No policy may be cancelled and/or no coverage under any policy may be materially changed without prior written notice from the insurer or the Borrower to the Bank at least thirty (30) days before the effective date of such cancellation or change. The Extended Fire Insurance and Business Interruption Insurance required under this Section shall (i) be in amounts and issued by companies acceptable to the Bank, and (ii) contain an endorsement in form and substance satisfactory to the Bank that names the Bank as loss payee of and as an additional insured in all the insurance policies above maintained by the Borrower. The name insured under all of the insurance policies required under this Section 6.01 (d) will be extended to also include the Bank.

      (e) COMPLIANCE WITH LAWS. Comply in all material respects with all applicable laws, rules, regulations, policies and orders of Governmental Authorities, such compliance to include, without limitation, paying, before the same become delinquent, all taxes, assessments, and governmental charges imposed upon it or upon its property (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided in accordance with GAAP).

      (f) RIGHT OF INSPECTION. Permit the Bank or any agent or representative thereof, at any reasonable time and as often as may reasonably be desired, upon two (2) Business Days' prior notice to the Borrower to examine and make copies of and abstracts from the records and books of accounts of, and visit the properties of, the Borrower; and to discuss the affairs, finances, and accounts of the Borrower with its executive officers, representatives and independent accountants.

      (g) Deliver the following to the Bank:

            (i) ANNUAL FINANCIAL STATEMENTS. As soon as available but in any event within one hundred twenty (120) days after the end of each fiscal year of each of the Borrower and the Guarantor, respectively, a balance sheet of each of the

            Borrower and the Guarantor as of the end of such fiscal year and related statements of income and retained earnings and of cash flows for such fiscal year, setting forth in comparative form the respective figures for the preceding fiscal year, and all prepared in accordance with GAAP consistently applied and accompanied by an audit opinion of independent certified public accountants selected by each of the Borrower and the Guarantor and reasonably satisfactory to the Bank to the effect that those financial statements fairly present in all material respects the financial condition and results of operations of the Borrower as at the end of, and for, the applicable fiscal year in accordance with GAAP.

            (ii) QUARTERLY FINANCIAL STATEMENTS. As soon as available but in any event within forty five (45) days after the end of each of the first three fiscal quarters in any fiscal year of the Borrower and the Guarantor, a balance sheet of the Borrower as of the end of such fiscal quarter and related statements of income and retained earnings and of cash flows for (i) such fiscal quarter, and (ii) the period beginning on the first day of the then current fiscal year and ending on the last day of such fiscal quarter, all in reasonable detail and stating in comparative form the respective figures (x) for the same period in the preceding fiscal year, and (y) from the budget for the current fiscal year, prepared in accordance with the Borrower's internal accounting methods, applied consistently in all material respects for interim financial information and subject to normal year-end adjustment and footnotes.

            (iii) BUDGET. Not later than the last day of the cash fiscal year, a budget of the Borrower for the current or upcoming fiscal year of the Borrower, which shall include, on a monthly or quarterly basis, operating and capital budget, income and cash flow statements and balance sheets, and the analysis and discussion of management of such projections, all certified by a financial officer of the Borrower as being prepared based on the assumptions and assessments believed by the Borrower to be reasonable and appropriate both as of the date of such projections and as of the date of submission thereof to the Bank.

            (iv) NOTICES. Give prompt notice to the Bank of (i) all proceedings of the type described in Section 5.07 hereof and (ii) the occurrence of any Default or Event of Default hereunder (but in any event within five (5) Business Days after a financial officer of the Borrower becomes aware of the occurrence of such Default or Event of Default).

            (v) ADDITIONAL INFORMATION. Furnish the Bank with such other information as the Bank may from time to time reasonably request (including, without limitation, all approvals, certifications and other documentation relating to the Project and accountants' reports issued and prepared in connection with any audit and other financial data of the Borrower).

      (h) BORROWING BASE CERTIFICATE. Deliver to the Bank not later than fifteen
(15) days after the end of each calendar month a completed Borrowing Base Certificate certified by an appropriate officer of the Borrower and of the Guarantor.

      (i) MAINTENANCE OF BANKING RELATIONSHIP. Maintain all of its primary, traditional banking relationships, including all deposit accounts, with the Bank.

      (j) FIELD EXAMINATIONS AND APPRAISALS. Permit the Bank, using employees, agents and independent contractors of its choice: (i) to perform field examinations of the assets of the Borrower and the Guarantor, (ii) to obtain appraisals of the spare parts inventor of the Borrower, (iii) to perform such other tasks, including without limitation other inspections, investigations, audits and appraisals, as deemed to be reasonably necessary from time to time. The Borrower shall be solely responsible for and shall pay the fees and expenses of all such field examinations, appraisals and other tasks.

      6.02 NEGATIVE COVENANTS OF THE BORROWER. So long as any of the Obligations shall remain unpaid and the Revolving Loan Commitment shall not have been terminated, the Borrower covenants and agrees with the Bank that it shall not:

      (a) LIENS. Create or cause to exist any lien, security interest, mortgage or other charge or encumbrance upon which or with respect to any of its property, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure any indebtedness (all of the foregoing are referred to in this section as "liens"), other than (i) liens in respect of judgments against the Borrower with respect to which a stay of execution upon appeal shall have been secured, (ii) liens for taxes, assessments or other governmental charges which are being contested in good faith, adequate reserves having been created for the payment thereof, (iii) such existing liens that have been disclosed to the Bank in writing and approved by the Bank, (iv) liens granted to the Bank (the liens referred to in clauses (i) through (iv) above are each a "PERMITTED LIEN" and collectively, the "PERMITTED LIENS").

      (b) FUNDAMENTAL CHANGES. Merge, reorganize or consolidate with any other Person or purchase or acquire all or substantially all of the property or Capital Stock of any other Person, or sell, lease, or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except (i) property not material to the conduct of its business which is disposed of in the ordinary course of business, and (ii) the sale of inventory in the ordinary course of its business.

      (c) COMPANY GOVERNANCE AGREEMENTS. Amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms of its articles of organization or operating agreement of the Borrower, except to the extent such change, amendment, modification or consent is not in any way adverse to the Bank.

      (d) INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, other than (i) Indebtedness of the Borrower under this Agreement and pursuant to any other Loan Documents; (ii) Indebtedness of the Borrower to the Guarantor; and (iii) other Indebtedness of the Borrower not exceeding $100,000 at any time outstanding.

      (e) RESTRICTED PAYMENTS. Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, except that (i) the Borrower may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its Capital Stock, (ii) the Guarantor may pay dividends with the prior written consent of the Bank.

      6.03 FINANCIAL COVENANTS OF THE GUARANTOR. So long as any of the Obligations shall remain unpaid and the Revolving Loan Commitment shall not have been terminated, the Guarantor covenants and agrees with the Bank that it shall:

      (a) Maintain a ratio of Funded Debt to EBITDA, determined as at the last day of each fiscal quarter of the Guarantor on a consolidated basis, of not more than a maximum of 3.25 to 1.00.

      (b) Maintain a Fixed Charge Coverage Ratio, determined as at the last day of each fiscal quarter of the Guarantor on a consolidated basis, of not less than a minimum of 2.50 to 1.00.

      (c) Obtain a Net Profit for each fiscal quarter of not less than $1.00.

ARTICLE 7. EVENTS OF DEFAULT

      7.01 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

      (a) The Borrower shall fail to pay (i) any principal amount of the Revolving Loan Note as and when due and payable (whether at stated maturity or upon mandatory prepayment) within seven (7) Business Days after such principal amount is due and payable, or (ii) any interest on the Revolving Loan Note or any other amount payable under this Agreement or any of the other Loan Documents within seven (7) Business Days after such interest or other amount is due and payable;

      (b) The Borrower or the Guarantor shall default in the observance or performance of any other term, covenant or agreement contained in any of the Loan Documents to which it is a party, and such default shall continue unremedied for a period of fifteen (15) days after notice thereof to the Borrower by the Bank;

      (c) Any representation or warranty of the Borrower or the Guarantor herein or in any other Loan Document proves to have been or will become materially incorrect or misleading, or any certificate or opinion furnished hereunder proves to have been materially incorrect or misleading as of the date it was delivered to the Bank;

      (d) Any of the Loan Documents shall for any reason cease to be in full force and effect (other than in accordance with its terms), or be declared null and void or unenforceable in whole or in part, or the validity or enforceability of any of the Loan Documents shall be challenged or be denied by any party thereto (other than the Bank);

      (e) The security interest of the Bank in the Collateral shall be a cease to be a perfected, first priority security interest.

      (f) The Borrower or the Guarantor shall (i) default in the payment, when due (which default remains uncured after expiration of applicable cure or notice periods), of any amount payable in respect of any Indebtedness of such Person, whether by scheduled maturity, required prepayment, acceleration, demand or otherwise (provided that "Indebtedness" of the Borrower or the Guarantor for purposes of this Section 7.01 (f) shall mean Indebtedness of the Borrower or the Guarantor which is in excess of $100,000, in the aggregate) except for any default in the payment of any Indebtedness that is the subject of a legal contest conducted and maintained by the Borrower in good faith; or (ii) fail to perform or observe any other term, covenant or condition on their part to be performed or observed under any agreement or instrument relating to any such Indebtedness (as limited in clause (i) of this Section 7.01 (f)), when required to be performed or observed, if, with the giving of any notice or the lapse of time or both, the effect of such failure to perform or observe is to permit the holder of such Indebtedness (or a trustee or agent on behalf of such holder) to accelerate the maturity thereof or to have caused any such Indebtedness to be declared due and payable or required to be prepaid prior to the stated maturity thereof; PROVIDED THAT nothing in this
Section 7.01 (f) shall affect the provisions of Sections 7.01 (a) or 7.01 (i) hereof;

      (g) One or more judgments, decrees, awards or orders for the payment of money in excess of $100,000, in the aggregate, shall be rendered against the Borrower or the Guarantor and such judgments, decrees, awards or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

      (h) The Borrower or the Guarantor (i) shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due; or (ii) shall make a general assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, trustee or other similar official for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have any such petition or application filed or any such proceeding commenced against it, in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of sixty (60) days or more; or (v) by any act or omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, trustee or other similar official for all or any substantial part of its properties; or
(vi) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more;

      (i) The conditioning, cancellation or any other change for the worse of any license and/or permit that the Borrower or the Guarantor and/or anyone acting on their behalf has, which has a material adverse effect on the Borrower's or Guarantor's ability to fulfill its Obligations.

      (j) The Guarantor shall cease to control, directly or indirectly, 100% of the Capital Stock of the Borrower; or

      (k) There shall occur a development or event with respect to the Borrower or the Guarantor that, in the reasonable and good faith opinion of the Bank, could reasonably be expected to have a Material Adverse Effect.

THEN, and in any such event, the Bank may, by notice to the Borrower, (i) terminate the Revolving Loan Commitment, whereupon the same shall forthwith terminate; and (ii) declare the aggregate outstanding principal amount of the Revolving Loan Note, all interest thereon, and all other amounts payable under this Agreement (including without limitation all amounts payable pursuant to Section 3.09 hereof) and the other Loan Documents to be forthwith due and payable, whereupon the aggregate principal amount of the Revolving Loan Note, all such interest, and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower: PROVIDED THAT, if there shall be an Event of Default under Section 7.01(h) hereof, the Revolving Loan Commitment shall automatically terminate and the aggregate outstanding principal amount of the Revolving Loan Note, all interest thereon, and all other amounts payable under this Agreement and the other Loan Documents shall be immediately due and payable, without notice, declaration, presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

      7.02 REMEDIES ON EVENT OF DEFAULT. If any of the Obligations have been, or are deemed to be, accelerated pursuant to Section 7.01, the Bank may (i) enforce the rights and remedies granted to the Bank under the Credit Support Documents in accordance with their respective terms, and (ii) enforce any of the rights or remedies granted to the Bank under any of the other Loan Documents and any other rights or remedies accorded to the Bank at equity or law, by virtue of statute or otherwise.

                            ARTICLE 8. MISCELLANEOUS

      8.01 ENTIRE AGREEMENT. This Agreement and the other Loan Documents to which the Borrower is a party constitute the entire agreement of the parties hereto with respect to the transactions contemplated hereby and shall supersede any prior understandings with respect thereto, including, without limitation, any offer letter or letter of intent.

      8.02 AMENDMENTS. This Agreement may be amended only by a writing, signed by the party or parties to be bound or burdened by such amendment.

      8.03 EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) The Borrower agrees to pay or reimburse promptly the Bank for (i) all reasonable out-of-pocket costs and expenses incurred by it (including, without limitation, the reasonable fees and expenses of the Bank's counsel) in connection with (A) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and extensions of credit hereunder (subject to a cap of $12,500 including any reasonable and/or approved out-of-pocket expenses), (B) any modification, supplement or waiver (or proposed modification, supplement or waiver) of any of the terms of this Agreement or any of the other Loan Documents, (C) the Borrower's termination of this Agreement and voluntary prepayment in full of the Revolving Loans hereunder, (D) any Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether or not consummated) of the Obligations, and (E) the enforcement of this Section 8.03; and (ii) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any of the Loan Documents or any other document referred to herein or therein.

      (b) The Borrower hereby agrees to indemnify the Bank and each of its Affiliates and the respective directors, officers, employees, agents and advisors (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated hereby, (ii) any actual or alleged presence or release of hazardous materials on or from any real property of the Borrower or any other property owned or operated by the Borrower or any of its Affiliates, or any liability related in any way to the Borrower or any of its Affiliates arising out of any Environmental Laws, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED THAT such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

      8.04 WAIVER AND CUMULATIVE RIGHTS. The failure or delay of the Bank to require performance by the Borrower of any provision of this Agreement or any other Loan Document to which the Borrower is a party shall not affect the right of the Bank to require performance of such provision, unless such performance has been waived in writing by the Bank. No waiver of any Default or Event of Default shall constitute a waiver of any other Default or Event of Default. All rights granted to the Bank hereunder or allowed to the Bank by law or in equity shall be cumulative and may be exercised in part or in whole from time to time.

      8.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not transfer or assign any of its rights or obligations hereunder or under the other Loan Documents without the prior written consent of the Bank.

      8.06. SUBMISSION TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS) TO WHICH IT IS A PARTY AND OTHERWISE ARISING OUT OF OR RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT. THE BORROWER WAIVES ANY OBJECTION TO ANY ACTION OR PROCEEDING IN ANY STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY ON THE BASIS OF FORUM NON CONVENIENS UNLESS SUCH ACTION RELATES ALSO TO THE SECURITY AGREEMENTS AND/OR THE PLEDGES THEREUNDER AND/OR THE MORTGAGE AND/OR THE ILA UNDERTAKINGS, AS PROVIDED BELOW. THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY PROCESS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING AND AGREES THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE BORROWER AT THE ADDRESS SET FORTH IN SECTION 8.11 HEREOF. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER FURTHER AGREES THAT, AT THE DISCRETION OF THE BANK, IT MAY SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW AND MAY BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

      8.07 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE BANK HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.

      8.08 GOVERNING LAW. THIS AGREEMENT AND THE REVOLVING LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE

STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW RULES WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

      8.09 SETOFF. In addition to any rights now or hereafter granted under applicable law, upon the occurrence of an Event of Default, the Bank is hereby authorized, at any time and from time to time, without notice to or consent of the Borrower or any other Person, to setoff and to appropriate and apply all deposits (general and special) and other amounts at any time held or owing by the Bank or any Affiliate thereof to or for the credit or the account of the Borrower against the Obligations, irrespective of whether the Bank shall have made any demand hereunder and although the Obligations shall be contingent or unmatured.

      8.10 USURY LIMITATIONS. It is the intention of the Borrower and the Bank to conform strictly to applicable usury laws. Accordingly, notwithstanding anything to the contrary in this Agreement or the Revolving Loan Note, amounts constituting interest under applicable law and contracted for, chargeable or receivable hereunder or under the Revolving Loan Note shall under no circumstances, together with any other interest, late charges or other amounts which may be interpreted to be interest contracted for, chargeable or receivable hereunder or thereunder, exceed the maximum amount of interest permitted by law, and in the event any amounts were to exceed the maximum amount of interest permitted by law, such excess amounts shall be deemed a mistake and shall either be reduced immediately and automatically to the maximum amount permitted by law or, if required to comply with applicable law, be canceled automatically and, if theretofore paid, at the option of the Bank, be refunded to the Borrower or credited on the principal amount of the Revolving Loan Note then outstanding.

      8.11 NOTICES. Any notice required or permitted to be given hereunder shall be in writing and shall be effective when actually received if delivered by hand or overnight courier, or when confirmed by receipt if transmitted by telecopy, e-mail or other form of rapid transmission if notices given by such means of communication are capable of being confirmed upon delivery by electronic means, or five days after being sent by first class mail, in each case prepaid and addressed to the parties as follows:

             To the Borrower:         Piedmont Aviation Component Services, LLC
                                      1031 East Mountain Street, Building #320
                                      Kernersville, North Carolina C27284
                                      Attention: Shaul Menachem
                                      Telephone: 336-776-6140
                                      Fax: 336-776-6141

             To the Guarantor:        Limco-Airepair, Inc.
                                      5304 South Lawton Ave.
                                      Tulsa, Oklahoma 74107
                                      Telephone 918-445-4300
                                      Fax: 918-445-4328

             To the Bank:             Bank Leumi USA
                                      564 Fifth Avenue
                                      New York, New York 10036
                                      Attention: Ronnie Prezelmayer
                                      Telephone: (212)626-1085
                                      Fax: (212)626-1072

Any party may change its address for purposes hereof by notices to the other parties in accordance with this Section 8.11.

      8.12 SEVERABILITY. If any provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect, under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not, in any way, be affected or impaired, and such illegal, invalid or unenforceable provisions shall, at the request of the Bank, be replaced by other provisions in accordance with the purpose and meaning of this Agreement.

      8.13 CAPTIONS. The table of contents and captions, article and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

      8.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which, when taken together, shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

                             SIGNATURE PAGE FOLLOWS

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized signatories as of the day and year written above.

                                      BORROWER

                                      PIEDMONT AVIATION COMPONENT SERVICES, LLC

                                      By: /s/ Shaul Menachem
                                         --------------------------------
                                      Name: Shaul Menachem
                                      Title: Manager

                                      By:
                                         --------------------------------
                                      Name:
                                      Title:

                                      BANK

                                      BANK LEUMI USA

                                      By:/s/ Ronnie Prezelmayer
                                         --------------------------------
                                      Name: Ronnie Prezelmayer
                                      Title:

                                      By: /s/ Michaela Klein
                                         --------------------------------
                                      Name: MICHAELA KLEIN, 212
                                      Title: SENIOR VICE PESIDENT

GUARANTOR

ACKNOWLEDGED AND AGREED

LIMCO-AIREPAIR, INC.

By: /s/ Shaul Menachem
   --------------------------------
Name: Shaul Menachem
Title: President

                                                                          [LOGO]

Exhibit A to Revolving Loan Agreement (Borrowing Base Certificate)

================================================================================

                           Borrowing Base Certificate

                           CERTIFICATION OF INVENTORY

AS OF DATE:
                -------------

BORROWER'S SPARE PARTS INVENTORY
                                           --------------

GUARANTOR'S SPARE PARTS INVENTORY
                                           --------------

TOTAL SPARE PARTS INVENTORY                                   30%
                                           --------------           -----------

SUCH FIGURES ARE TAKEN FROM OUR INVENTORY RECORDS, KEPT IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND USED IN OUR BUSINESS OR, IF SO INDICATED, TAKEN FROM A PHYSICAL INVENTORY. SUCH FIGURES ARE AT THE LOWER OF COST OR MARKET (UNLESS OTHERWISE INDICATED), WITH APPROPRIATE ALLOWANCES FOR SLOW MOVING, RETURNED OR SECOND QUALITY GOODS. THIS CERTIFICATION AND AGREEMENT IS SENT TO YOU UPON THE UNDERSTANDING THAT YOU WILL RELY UPON IT IN MAKING OR CONTINUING LOANS TO US UNDER OUR LOAN AGREEMENT WITH YOU AND/OR ADVANCES UPON OUR RECEIVABLES, OR IN OTHERWISE EXTENDING CREDIT TO US.

WE CONFIRM THAT THE AGREEMENTS, WARRANTIES AND REPRESENTATIONS CONTAINED IN SUCH LOAN AGREEMENT APPLY TO ALL SUCH INVENTORIES. WE HEREBY PLEDGE AND CONSIGN TO YOU, GRANT YOU A CONTINUING GENERAL LIEN UPON AND DESIGNATE AS SUBJECT TO YOUR CONTINUING LIEN AND SECURITY INTEREST ALL OF SAID INVENTORIES, CONFIRMING ANY LIEN STATEMENTS OR SECURITY AGREEMENTS GIVEN YOU IN RESPECT TO SAME.

YOUR LIEN AND SECURITY INTEREST SHALL ATTACH TO SUCH INVENTORIES, TO ALL ACCOUNTS RECEIVABLE OR OTHER PROCEEDS RESULTING FROM THE SALE THEREOF, TO ANY MERCHANDISE RETURNED TO US, AND TO ALL INVENTORIES ACQUIRED BY US FROM TIME TO TIME IN THE FUTURE, WHETHER IN SUBSTITUTION FOR OR I ADDITION TO THIS MERCHANDISE.

                      CERTIFICATION OF ACCOUNTS OF BORROWER

BEGINNING ACCOUNTS RECEIVABLE
                                                                ----------------

LESS ACCOUNTS OTHER THAN ELIGIBLE ACCOUNTS
                                                                ----------------

PLUS GROSS SALES
                                                                ----------------

LESS GROSS COLLECTIONS


      DEPOSIT DATE:
                    --------------                              ----------------

LESS CREDITS
                                                                ----------------

PLUS/(MINUS) ADJUSTMENTS
                                                                ----------------

CLOSING ELIGIBLE ACCOUNTS RECEIVABLE OF BORROWER
                                                                ================

                     CERTIFICATION OF ACCOUNTS OF GUARANTOR

BEGINNING ACCOUNTS RECEIVABLE
                                                                ----------------

LESS ACCOUNTS OTHER THAN ELIGIBLE ACCOUNTS
                                                                ----------------

PLUS GROSS SALES
                                                                ----------------

LESS GROSS COLLECTIONS

      DEPOSIT DATE:
                    ----------------                            ----------------

LESS CREDITS
                                                                ----------------

PLUS/(MINUS) ADJUSTMENTS
                                                                ----------------

CLOSING ELIGIBLE ACCOUNTS RECEIVABLE OF GUARANTOR
                                                                ================

TOTAL ACCOUNTS RECEIVABLE OF BORROWER AND GUARANTOR
                                                                ================

TOTAL BORROWING BASE
                                                                ================

TOTAL OUTSTANDING REVOLVING LOANS
                                                                ================

TOTAL ELIGIBILITY
                                                                ================

THE UNDERSIGNED CERTIFY THAT THE INFORMATION IN THIS REPORT TO BANK LEUMI USA IS ACCURATE BASED ON THE ACCOUNT RECORDS OF EACH RESPECTIVE COMPANY.

                                           PIEDMONT AVIATION COMPONENT SERVICES,
                                           LLC

                                           BY:
                                              --------------------------------
                                           NAME:
                                           TITLE:

                                           LIMCO-AIREPAIR, INC.

                                           BY:
                                              --------------------------------
                                           NAME:
                                           TITLE:

                                                                          [LOGO]

Exhibit B to Revolving Loan Agreement (Borrowing Notice)

================================================================================

                    PIEDMONT AVIATION COMPONENT SERVICES, LLC

                            DATE: ___________, ______

            This notice is given by___________________and_______________, both duly authorized officers of PIEDMONT AVIATION COMPONENT SERVICES, LLC (the "BORROWER"), pursuant to Section 2.02(a) of that certain Revolving Loan Agreement dated as of July___, 2005 between Borrower and Bank Leumi USA (the "BANK") (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the "AGREEMENT"). Capitalized terms used herein without definition shall have the meanings set forth in the Agreement.

            The undersigned, both duly authorized officers of the Borrower, hereby gives notice to the Bank of the Borrower's request to: [COMPLETE AS APPROPRIATE]

            (a) on [ DATE ] borrow $[__________] of Revolving Loans, which Revolving Loans shall be [REFERENCE RATE LOANS/LIBOR LOANS];

            (b) on [ DATE ] convert $[________]of the aggregate outstanding principal amount of the Revolving Loan, bearing interest at the [________] Rate, into a [REFERENCE RATE LOAN/LIBOR LOAN].

            The undersigned officers hereby certify that, both before and after giving effect to the request above (i) each of the conditions precedent set forth in Section 4.02 of the Agreement have been satisfied, (ii) all of the representations and warranties contained in the Agreement and the other Loan Documents are true, correct and complete as of the date hereof, except to the extent such representation or warranty relates to a specific date, in which case such representation or warranty is true, correct and complete as of such earlier date, and (iii) no Event of Default has occurred and is continuing on the date hereof.

            IN WITNESS WHEREOF, the undersigned officers have executed and delivered this notice this ____ day of ___________, ____.

                                           Piedmont Aviation Component Services,
                                           LLC

                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:

                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:

Exhibit C to Revolving Loan Agreement (Comfort Letter)

================================================================================

                       Letterhead of TAT Technologies Ltd.

                                  July _, 2005

Bank Leumi USA
564 Fifth Avenue
New York, NY 10036

Dear Sirs:

      In order to induce you to enter into a Revolving Loan Agreement with Piedmont Aviation Component Services, LLC ("Borrower") and to make and/or continue loans, advances, extensions of credit and other financial accommodations, directly or indirectly, to or for the benefit of Borrower, all of which will benefit the undersigned, the undersigned, hereby represents and warrants that it owns, indirectly through subsidiaries, all of the issued and outstanding membership interests of, and exercises voting control over, the Borrower, and agrees that so long as the Borrower has outstanding any indebtedness, liabilities or obligations to you of any nature, whether direct or contingent and whether matured or unmatured ("Obligations"):

      1. The undersigned will, indirectly though its subsidiaries, continue to own all of the issued and outstanding membership interests of, and retain voting control over, the Borrower, free and clear of any security interests, liens, charges, encumbrances and claims of any nature whatsoever.

      2. The undersigned will make reasonable efforts to cause the Borrower (i) to pay all of its Obligations to you whenever due, including, without limitation, all principal, interest, fees and other changes, and (ii) to comply with all terms, conditions and covenants contained in any agreement or other instruction evidencing or relating to any of the Obligations.

                                         Very truly yours,

                                         TAT Technologies Ltd

                                         By:
                                         Title:

Exhibit D to Revolving Loan Agreement (Payoff Letter)

================================================================================